IDS International Fund, Inc.
File No. 2-92309/811-4075


Exhibit Index

(d)(2) Investment Advisory Agreement between American Express Financial Corporation Inc. and American Express Asset Management International dated April 9, 1998.

(h)(1) Transfer Agency Agreement between Registrant and American Express Client Service Corporation dated January 1, 1998.

(i)       Opinion and consent of counsel.

(j)       Independent Auditors' Consent.

(n)       Financial Data Schedules.

(p)(3) Officer's Power of Attorney to sign Amendments to this Registration Statement, dated November 24, 1998.